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                                                                     EXHIBIT 4.7

                                    CONSENT

         Reference is made to the Amended and Restated Securities Purchase Agreement dated as of April 2, 1997 (the "Securities Purchase Agreement") by and among Warburg, Pincus Ventures, L.P., Franklin Capital Associates III L.P. and Coventry Corporation; the capitalized terms herein shall have the meanings set forth in the Securities Purchase Agreement, except as herein noted. The undersigned, Warburg, Pincus & Co., as General Partner, on behalf of Warburg, Pincus Ventures, L.P. hereby consents to the transactions contemplated by the Capital Contribution and Merger Agreement (effective as of November 3, 1997, and amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997) ("Merger Agreement") to be executed by and among Principal Health Care, Inc., Principal Mutual Life Insurance Company, Principal Holding Company, Coventry Health Care, Inc. (a Delaware corporation), Coventry Health Care, Inc. (a Maryland corporation) and Coventry Corporation in substantially the same form as the copy most recently provided to the undersigned or to counsel for the undersigned, and to waive any and all rights to which Warburg, Pincus Ventures, L.P. would otherwise be entitled solely as a result of the transactions contemplated by the Merger Agreement, and in furtherance of such waiver, to agree, as Majority Noteholder, to an amendment to the terms of the Notes, the Warrant and the Series A Preferred Stock so as to provide that the issuance of the consideration to Principal Health Care, Inc. ("PHC") described in Section 1.6 of the Merger Agreement, including the warrant attached as Exhibit 1 thereto (the "PHC Warrant"), will not result in an anti-dilution adjustment, as described in Section 10 of the Securities Purchase Agreement (with respect to the Notes), Section 6 of the Certificate of Designation and Section 3 of the Warrants.

         It is acknowledged that the parties to the Merger Agreement are relying upon this Consent as a condition to entering into said Merger Agreement.


                                   WARBURG, PINCUS VENTURES, L.P.

                                   By: Warburg, Pincus & Co., General Partner


                                   By: /s/ PATRICK T. HACKETT
                                       ---------------------------------------
                                   (Signature)


                                   PATRICK T. HACKETT
                                   -------------------------------------------
                                   (Print Name)


                                   Title: Managing Director
                                          ------------------------------------

                                   Dated: December 18, 1997